UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 26, 2020
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PAE INCORPORATED

(Exact name of registrant as specified in its charter)
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Delaware	001-38643	82-3173473
(State or other jurisdiction of incorporation)	(Commission File number)	(I.R.S. Employer Identification No.)

7799 Leesburg Pike, Suite 300 North
Falls Church, Virginia                        22043
(Address of principal executive offices)                 (zip code)

(703) 717-6000
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value	PAE	Nasdaq Stock Market
Warrants	PAEWW	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 26, 2020, Pacific Architects and Engineers, LLC, a Delaware limited liability company (the “Purchaser”), an indirect wholly owned subsidiary of PAE Incorporated (the “Company”), entered into a stock purchase agreement (the “Stock Purchase Agreement”) by and among the Purchaser, CENTRA Technology, Inc., a Maryland corporation (“CENTRA”), certain stockholders of CENTRA, and Barbara Rosenbaum as the sellers representative. CENTRA provides mission critical services to the intelligence community and other U.S. national and homeland security customers. Pursuant to the Stock Purchase Agreement, the Purchaser has agreed to acquire all of the shares of CENTRA for approximately $208 million (net of tax benefits) in cash, subject to customary purchase price adjustments as set forth in the Stock Purchase Agreement (the “Transaction”).

The Stock Purchase Agreement contains customary representations, warranties and covenants of the parties. The Stock Purchase Agreement also contains customary indemnities, and the Purchaser has obtained representation and warranty insurance, subject to exclusions, policy limits and certain other terms and conditions, to obtain coverage for losses that may result from a breach of certain representations and warranties made by the sellers in the Stock Purchase Agreement. An aggregate of $5 million of the purchase price will be deposited into an escrow account to satisfy purchase price adjustments, if any.

The parties to the Stock Purchase Agreement have certain customary rights to terminate the Stock Purchase Agreement. The closing of the Transaction is subject to customary closing conditions, and the Company expects that the closing will occur in the fourth quarter of 2020.

The preceding description of the Stock Purchase Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, CENTRA, or their respective subsidiaries or affiliates. The representations, warranties, and covenants contained in the Stock Purchase Agreement were made only for purposes of the Stock Purchase Agreement and as of specific dates, were solely for the benefit of the parties to the Stock Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Stock Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Stock Purchase Agreement and should not rely on the representations, warranties, and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Stock Purchase Agreement, and such subsequent information may or may not be fully reflected in the Company’s public disclosures.

The foregoing description of the Stock Purchase Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Stock Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On October 26, 2020, the Company disseminated an investor presentation relating to the acquisition of CENTRA. The investor presentation is available on the Company’s website located at www.pae.com. The Company expressly disclaims any obligation to update or revise any of the information contained in the investor presentation.

Also on October 26, 2020, the Company issued a press release relating to the acquisition of CENTRA. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished in this Item 7.01, and Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as may be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

See the Exhibit Index below, which is incorporated by reference herein.

EXHIBIT INDEX

Exhibit
Number	Description
2.1*
Stock Purchase Agreement dated October 26, 2020, by and among Pacific Architects and Engineers, LLC, CENTRA Technology, Inc., certain stockholders of CENTRA Technology, Inc., and Barbara Rosenbaum as the sellers representative

99.1	Press Release of PAE Incorporated issued October 26, 2020

*Schedules and other similar attachments to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of all omitted schedules to the Securities and Exchange Commission upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 26, 2020	PAE Incorporated

	By:	/s/ Paul W. Cobb, Jr.
Paul W. Cobb, Jr.
Executive Vice President, General Counsel and Secretary